Exhibit 99.3



BL&P Engineers, Inc.

Independent Auditors' Report

Financial Statements
Years Ended December 31, 1998 and 1999,
and Four Months Ended April 28, 2000

BL&P ENGINEERS, INC.

FINANCIAL STATEMENTS
TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                                                               Page

INDEPENDENT AUDITORS' REPORT                                                                                 F-1

FINANCIAL STATEMENTS:
   Balance Sheets at December 31, 1998 and 1999 and April 28, 2000 (Unaudited)                               F-2 - F-3
   Statements of Operations for the Years Ended December 31, 1998 and 1999 for and the Four
     Months Ended April 30, 1999 and April 28, 2000 (Unaudited)                                              F-4
   Statements of Stockholders' Equity for the Years Ended December 31, 1998 and 1999 and
     for the Four Months Ended April 28, 2000 (Unaudited)                                                    F-5
   Statements of Cash Flows for the Years Ended December 31, 1998 and 1999 and for the Four
     Months Ended April 30, 1999 and April 28, 2000 (Unaudited)                                              F-6 - F-7
   Notes to Financial Statements                                                                             F-8 - F-13

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders
BL&P Engineers, Inc.
Dallas, Texas

We have audited the accompanying balance sheets of BL&P Engineers, Inc. (the "Company") as of December 31, 1998 and 1999, and the related statements of operations, stockholders' equity, and of cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1998 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

June 30, 2000

BL&P ENGINEERS, INC.


BALANCE SHEETS
DECEMBER 31, 1998 AND 1999 AND APRIL 28, 2000
--------------------------------------------------------------------------------

                                                                                 Years Ended                   Four Months
                                                                                 December 31,                     Ended
                                                                          -----------------------               April 28,
ASSETS                                                                    1998               1999                 2000
                                                                                                               (Unaudited)

CURRENT ASSETS:
  Cash and cash equivalents                                               $ 383,526          $ 66,015              $ 91,840
  Trade and other receivables, less allowance for doubtful
    accounts of $312,000, $337,000 and $333,000 at December
    31, 1999 and 1998 and April 28, 2000, respectively                    1,326,353          1,927,184             1,434,083
  Costs and estimated earnings in excess of billings on
    uncompleted projects (Note 2)                                                 -            154,517                21,608
  Costs inccurred under completed contract method (Note 2)                1,287,222            754,536             1,004,290
  Prepaid expenses and other                                                 46,797             60,964                99,795
                                                                         ----------         ----------            ----------
           Total current assets                                           3,043,898          2,963,216             2,651,616
                                                                         ----------         ----------            ----------

PROPERTY AND EQUIPMENT - NET (Note 3)                                       319,683            406,162               294,793

OTHER                                                                         5,921              5,921                79,964
                                                                         ----------         ----------            ----------

TOTAL ASSETS                                                            $ 3,369,502        $ 3,375,299           $ 3,026,373
                                                                        ============       ============          ===========

BL&P ENGINEERS, INC.


BALANCE SHEETS
DECEMBER 31, 1998 AND 1999 AND APRIL 28, 2000
--------------------------------------------------------------------------------

                                                                                Years Ended                      Four Months
                                                                                December 31,                        Ended
                                                                           ---------------------                   April 28,
LIABILITIES AND STOCKHOLDERS' EQUITY                                        1998            1999                     2000
                                                                                                                  (Unaudited)

CURRENT LIABILITIES:
  Short-term debt (Note 4)                                              $   328,307     $   304,307              $   492,307
  Current portion of long-term debt and capital lease
    obligation (Notes 3 and 4)                                               92,342         133,340                  139,079
  Accounts payable                                                          199,692          94,602                   64,281
  Accrued expenses                                                          179,746          65,227                  205,149
  Income taxes payable (Note 6)                                              22,513          12,856                   12,856
  Billings for contracts under completed contract
     method (Note 2)                                                      1,645,591         926,365                  780,546
  Accrued construction administration costs for contracts
      under completed contract method (Note 1)                              127,287         121,926                   76,810
  Billings in excess of costs and estimated earnings on
    uncompleted projects (Note 2)                                            38,798          44,312                   92,888
  Deferred income taxes (Note 6)                                            218,090         548,036                  461,180
                                                                        -----------     -----------              -----------
           Total current liabilities                                      2,852,366       2,250,971                2,325,096

LONG-TERM DEBT AND CAPITAL LEASE
  OBLIGATION (Notes 3 and 4)                                                369,010         339,058                  261,537

DEFERRED INCOME TAXES (Note 6)                                                5,631          18,233                        -
                                                                        -----------     -----------              -----------
            Total liabilities                                             3,227,007       2,608,262                2,586,633
                                                                        -----------     -----------              -----------

COMMITMENTS (Note 5)

STOCKHOLDERS' EQUITY:
 Preferred stock, $.01 par value, noncumulative, participating,
    100,000 shares authorized, 10,000 issued and outstanding                    100             100                      100
 Common stock, $1 par value, 10,000 shares authorized,
    issued and outstanding                                                   10,000          10,000                   10,000
 Additional paid-in capital                                                  43,895          43,895                   43,895
 Retained earnings                                                          616,807       1,241,349                1,004,052
 Treasury stock, at cost - 11,447 shares at December 31,
  1999 and 1998, 11,547 shares at April 28, 2000                           (528,307)       (528,307)                (618,307)
                                                                        -----------     -----------              -----------
           Total stockholders' equity                                       142,495         767,037                  439,740
                                                                        -----------     -----------              -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                              $ 3,369,502     $ 3,375,299              $ 3,026,373
                                                                        ===========     ===========              ===========

See notes to financial statements.

BL&P ENGINEERS, INC.


STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 1998 AND 1999 AND
FOUR MONTHS ENDED APRIL 30, 1999 AND APRIL 28, 2000
--------------------------------------------------------------------------------


                                                        Years Ended                                   Four Months Ended
                                                        December 31,                        ----------------------------------
                                                   ----------------------                        April 30,         April 28,
                                                   1998              1999                          1999              2000
                                                                                                (Unaudited)
REVENUES:
  Fee income                                     $ 3,551,240      $ 5,085,225                  $ 1,483,881        $ 1,342,583
  Reimbursable income                                 76,329          157,793                       25,760             37,823
                                                 -----------      -----------                  -----------        -----------
           Total revenues                          3,627,569        5,243,018                    1,509,641          1,380,406
                                                 -----------      -----------                  -----------        -----------
PROJECT EXPENSES:
  Direct expenses                                    876,482          266,022                      124,257            123,411
  Reimbursable expenses                               57,622          192,279                       35,934             61,904
                                                 -----------      -----------                  -----------        -----------
           Total project expenses                    934,104          458,301                      160,191            185,315
                                                 -----------      -----------                  -----------        -----------

NET PRODUCTION INCOME                              2,693,465        4,784,717                    1,349,450          1,195,091

DIRECT LABOR                                         947,683        1,784,715                      369,244            671,302

INDIRECT EXPENSES (Note 5)                         1,432,106        1,932,616                      486,741            913,813
                                                 -----------      -----------                  -----------        -----------

OPERATING INCOME (LOSS)                              313,676        1,067,386                      493,465           (390,024)
                                                 -----------      -----------                  -----------        -----------

OTHER (INCOME) EXPENSE:
  Interest expense, net                               49,586           67,196                       22,603             23,152
  Other (income) expense, net                          1,468           15,743                      (10,575)           (44,769)
                                                 -----------      -----------                  -----------        -----------
           Total other (income) expense, net          51,054           82,939                       12,028            (21,617)
                                                 -----------      -----------                  -----------        -----------

INCOME (LOSS) BEFORE
  INCOME TAXES                                       262,622          984,447                      481,437           (368,407)

PROVISION (BENEFIT) FOR
  INCOME TAXES (Note 6)                              102,650          359,905                      180,158           (131,110)
                                                 -----------      -----------                  -----------        -----------

NET INCOME (LOSS)                                  $ 159,972        $ 624,542                    $ 301,279         $ (237,297)
                                                 ===========      ===========                  ===========        ===========


See notes to financial statements.

BL&P ENGINEERS, INC.


STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1998 AND 1999 AND
FOUR MONTHS ENDED APRIL 28, 2000
--------------------------------------------------------------------------------


                                       Preferred Stock                             Common Stock                    Additional
                                       ---------------                         --------------------                  Paid-in
                                      Shares       Amount                      Shares         Amount                 Capital

BALANCE, JANUARY 1, 1998                10,000     $   100                     10,000     $  10,000                  $  43,895
  Purchase of treasury stock                 -           -                          -             -                          -
  Net income                                 -           -                          -             -                          -
                                     ---------   ---------                   --------     ---------                  ---------

BALANCE, DECEMBER 31, 1998              10,000         100                     10,000        10,000                     43,895
  Net income                                 -           -                          -             -                          -
                                     ---------   ---------                   --------     ---------                  ---------

BALANCE, DECEMBER 31, 1999              10,000         100                     10,000        10,000                     43,895
  Purchase of treasury stock                 -           -                          -             -                          -
  Net loss                                   -           -                          -             -                          -
                                     ---------   ---------                   --------     ---------                  ---------

BALANCE, APRIL 28, 2000
   (Unaudited)                          10,000     $   100                     10,000     $  10,000                  $  43,895
                                     =========   =========                   ========     =========                  =========

                                                       Retained                Total
                                     Treasury         Earnings            Stockholders'
                                      Stock           (Deficit)               Equity

BALANCE, JANUARY 1, 1998           $  (148,372)      $    456,835          $   362,458
  Purchase of treasury stock          (379,935)                 -             (379,935)
  Net income                                 -            159,972              159,972
                                   -----------       ------------          -----------

BALANCE, DECEMBER 31, 1998            (528,307)           616,807              142,495
  Net income                                 -            624,542              624,542
                                   -----------       ------------          -----------

BALANCE, DECEMBER 31, 1999            (528,307)         1,241,349              767,037
  Purchase of treasury stock           (90,000)                 -              (90,000)
  Net loss                                   -           (237,297)            (237,297)
                                   -----------       ------------          -----------

BALANCE, APRIL 28, 2000
   (Unaudited)                     $  (618,307)      $  1,004,052          $   439,740
                                   ===========       ============          ===========


See notes to financial statements.

BL&P ENGINEERS, INC.


STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1998 AND 1999 AND
FOUR MONTHS ENDED APRIL 30, 1999 AND APRIL 28, 2000
--------------------------------------------------------------------------------

                                                                                                                 Four Months
                                                                          Years Ended                               Ended
                                                                          December 31,                  ---------------------------
                                                                     ---------------------               April 30,        April 28,
                                                                     1998             1999                  1999            2000
                                                                                                                 (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                             $  159,972      $   624,542           $   301,279     $    (237,297)
  Adjustments to reconcile net income to net
    cash used in operating activities:
    (Gain) loss from disposals of property
      and equipment                                                      -           18,142                (9,675)            9,217
    Bad debt expense                                                91,988          223,109                 8,748           158,540
    Depreciation and amortization                                  101,087           92,389                43,350            33,332
    Write off of property and equipment                                  -                -                     -            68,820
    Deferred income taxes                                           71,975          342,552                     -          (105,089)
    Changes in assets and liabilities which
      increased (decreased) cash:
      Trade and other receivables                                 (431,054)        (319,170)             (768,132)          334,561
      Costs and estimated earnings in excess of
        billings on uncompleted projects, net                       38,798         (149,003)              101,578           181,485
      Costs of construction under completed
        contract method                                           (484,380)          27,916              (332,815)         (249,754)
      Prepaid expenses and other assets                             54,254          (14,165)               35,278          (112,874)
      Accounts payable                                                 (69)        (105,090)              (10,953)          (30,321)
      Accrued expenses                                               1,359         (114,525)              (78,322)          139,922
      Billings for contracts under completed
        contract method                                            597,162         (719,225)              197,424          (145,819)
      Accrued construction administration costs for
        contracts under completed contract method                   42,633           (5,361)               12,159           (45,116)
      Income taxes payable                                          28,513           (9,659)              157,642                 -
                                                                 ---------         --------              --------          --------
           Net cash provided by (used in) operating
             activities                                            272,238         (107,548)             (342,439)             (393)
                                                                 ---------         --------              --------          --------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                             (207,388)         (97,020)              (62,376)                -
  Proceeds from disposals of property and
    equipment                                                            -           17,446                     -                 -
                                                                 ---------         --------              --------          --------
           Net cash used in investing activities                  (207,388)         (79,574)              (62,376)                -
                                                                 ---------         --------              --------          --------

BL&P ENGINEERS, INC.

STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1998 AND 1999 AND
FOUR MONTHS ENDED APRIL 30, 1999 AND APRIL 28, 2000
--------------------------------------------------------------------------------

                                                                                                             Four Months
                                                                       Years Ended                              Ended
                                                                       December 31,                   -------------------------
                                                                  ---------------------                April 30,       April 28,
                                                                  1998             1999                   1999           2000
                                                                                                              (Unaudited)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net advances (payments) on revolving line of
    credit                                                 $     128,307        $ (24,000)           $   105,000     $  188,000
  Principal advances of long-term debt                           428,208                -                      -              -
  Principal payments on long-term debt and
    capital lease obligation                                     (47,141)        (106,389)               (13,341)       (71,782)
  Purchases of treasury stock                                   (379,935)               -                      -        (90,000)
                                                           -------------        ---------             ----------     ----------
           Net cash provided by (used in) financing
             activities                                          129,439         (130,389)                91,659         26,218
                                                           -------------        ---------             ----------     ----------

INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS                                               194,289         (317,511)              (313,156)        25,825

CASH AND CASH EQUIVALENTS:
  Beginning of period                                            189,237          383,526                383,526         66,015
                                                           -------------        ---------             ----------     ----------

  End of period                                            $     383,526        $  66,015            $    70,370     $   91,840
                                                           =============        =========             ==========     ==========

SUPPLEMENTAL DISCLOSURES OF CASH
  FLOW INFORMATION - Cash paid during
  the period for:
  Interest                                                 $      59,442        $  74,700            $    23,426     $   24,146
                                                           =============        =========             ==========     ==========
  Income taxes                                             $      24,675        $  19,840            $         -     $    3,459
                                                           =============        =========             ==========     ==========

SUPPLEMENTAL DISCLOSURE OF
  NONCASH FINANCING ACTIVITIES -
  Fixed assets acquired under capital leases               $           -        $ 117,435            $   117,435     $        -
                                                           =============        =========             ==========     ==========

See notes to financial statements.

BL&P ENGINEERS, INC.


NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1998 AND 1999 AND
FOUR MONTHS ENDED APRIL 28, 2000
--------------------------------------------------------------------------------

1.    DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Organization and Business - BL&P Engineers, Inc. (the "Company") is an engineering firm located in Dallas, Texas. The Company specializes in engineering services for architects, construction companies and the general public. The Company's financial statements are prepared on the accrual basis of accounting.

      Operating Cycle - Assets and liabilities related to long-term contracts are included in current assets and current liabilities in the accompanying balance sheets, as they are typically liquidated in the normal course of contract completion, usually within one year.

      Cash and Cash Equivalents - The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

      Revenue and Cost Recognition - Revenue is recognized on certain longer term contracts (those six months or longer in length), at estimated collectible amounts, in the period the services are performed. More specifically, the Company recognizes revenues on these contracts on the percentage-of-completion method whereby the extent of the contract performance is measured by the percentage of cost incurred to date to estimated total cost for each contract. Consultant expenses, project expenses, direct labor and indirect expenses are charged to expense as incurred. Provisions for estimated losses on uncompleted projects are made in the period in which such losses are first subject to reasonable estimation. Unanticipated changes in project performance, project conditions and estimated profitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

      The asset "costs and estimated earnings in excess of billings on uncompleted projects" represents revenues recognized in excess of amounts billed. The liability "billings in excess of costs and estimated earnings on uncompleted projects" represents billings in excess of revenues recognized.

      For all other contracts, the Company recognizes revenues and reports profits under the completed contract method. This method is used because these contracts are completed in six months or less (execution of the contract until the engineering drawings are delivered and accepted by the customer) and the financial position and results of operations do not vary significantly from those results which would result from use of the percentage-of-completion method. Under the completed contract method, contract costs and billings are accumulated during periods of construction, but no revenues, costs or profits are recognized until the contract is substantially complete. Contracts are considered substantially complete when the engineering drawing for the project is complete and has been delivered and accepted by the customer. After the drawings are accepted and the contract has entered the construction administration phase, the Company estimates any liability for costs to be incurred and charges operations in the current period. Costs included in the liability "accrued construction administration costs for contracts under completed contract method" include direct material, direct labor and related overhead. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

      Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The most significant estimate impacting the accompanying financial statements relates to revenue recognition under the percentage-of-completion method.

      Property and Equipment - Property and equipment are recorded at cost. Assets held under capital leases are recorded at the lower of the net present value of the minimum lease payments required over the term of the lease or their fair value. Expenditures for maintenance and repairs are expensed as incurred. The estimated useful lives of property and equipment for financial reporting purposes are as follows:


      Furniture and equipment                                                            5 years
      Automobiles                                                                        5 years
      Assets held under capital leases                                                   5 years
      Leasehold improvements               Lease term, not to exceed the useful life of the asset

      Advertising Costs - Advertising costs are expensed as incurred. Amounts expensed for the years ended December 31, 1998 and 1999 were insignificant.

      Income Taxes - The provision for income taxes includes federal and state taxes currently payable adjusted for the net change in the deferred taxes during the year. Deferred income tax assets and liabilities represent the future income tax effect of temporary differences between book and tax bases of assets and liabilities assuming they will be realized and settled at the amounts reported in the accompanying financial statements.

      Recent Accounting Pronouncements - In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. SFAS No. 133 was amended to be effective for all fiscal quarters of fiscal years beginning after June 15, 2000. Management is in the process of evaluating the impact of SFAS No. 133 on the Company's financial statements.

2.    CONTRACTS IN PROGRESS

      Information relative to contracts in progress under the percentage-of-completion method as of December 31, 1998 and 1999 and April 28, 2000 is as follows:

                                                                        December 31,
                                                               --------------------------------    April 28,
                                                                    1998            1999             2000
                                                                                                  (Unaudited)
Costs incurred on uncompleted projects (excluding
  overhead)                                                      $  476,869      $  799,229      $ 1,561,970
Estimated earnings (loss) thereon                                    (6,317)         28,425          359,008
                                                               --------------- --------------- ---------------
Total                                                               470,552         770,804        1,202,962
Less billings to date                                               509,350         660,599        1,274,242
                                                               --------------- --------------- ---------------

Net under (over) billings                                        $  (38,798)     $  110,205      $   (71,280)
                                                               ==============  ==============  ================

Net underbillings are included in the accompanying balance sheets as follows:

                                                                            December 31,
                                                                        -------------------        April 28,
                                                                         1998          1999           2000
                                                                                                  (Unaudited)

Costs and estimated earnings in excess of billings on
  uncompleted projects                                               $       -    $   154,517   $    21,608
Billings in excess of costs and estimated earnings on
  uncompleted projects                                                 (38,798)       (44,312)      (92,888)
                                                                     -----------  -----------   -----------

Net under (over) billings                                            $ (38,798)   $   110,205   $   (71,280)
                                                                     ===========  ===========   ===========


      The components of costs and billings for contracts under the completed contract method at December 31, 1998 and 1999 and April 28, 2000 are as follows:

                                                                         December 31,
                                                                      -------------------         April 28,
                                                                      1998           1999            2000
                                                                                                 (Unaudited)
Costs of construction under completed contract method             $   1,287,222    $   754,536   $   1,004,290
                                                                  =============    ===========   =============
Billings for contracts under completed contract method            $   1,645,591    $   926,365   $      599,061
                                                                  =============    ===========   =============

3.    PROPERTY AND EQUIPMENT

      Property and equipment at December 31, 1998 and 1999 consists of the following:

                                                                                          1998             1999
           Furniture and equipment                                                    $   609,438      $   518,756
           Automobiles                                                                    131,879          134,734
           Assets held under capital leases                                                61,476           61,476
           Leasehold improvements                                                          57,011           52,827
                                                                                    -------------    -------------
                                                                                          859,804          767,793
           Less accumulated depreciation and amortization                                (540,121)        (361,631)
                                                                                    -------------    -------------

           Property and equipment, net                                                $   319,683      $   406,162
                                                                                    =============    =============

      Certain automobiles and equipment are pledged as collateral for related debt.


4.    FINANCING ARRANGEMENTS

      Short-term debt at December 31, 1998 and 1999 consists of the following:

                                                                                           1998            1999
           Unsecured revolving credit facility, up to $500,000, interest at
             9.75%, maturing March 31, 2000, guaranteed by stockholder                    $ 328,307       $ 304,307

      A summary of long-term debt and capital lease obligation at December 31, 1998 and 1999 is as follows:

                                                                                             1998             1999
           Unsecured note payable to related party, due in monthly
             installments of $2,917, including interest at 6.50%,
             maturing December 19, 2003                                                    $ 325,479        $ 268,624
           Note payable to related party, secured by automobile,
             due in monthly installments of $872, including interest
             at 8.50%, maturing April 14, 2001                                                22,078           13,148
           Notes payable to bank, secured by automobiles and equipment due in monthly installments ranging from $529 to of $1,058, plus interest ranging from 8.50% to 10% maturing May 14, 1999
             through October 8, 2003                                                          53,976           56,431
           Capital leases due in monthly installments ranging from $1,261 to $5,024 including interest ranging from 8.50% to 9.75%,
             maturing from February 5, 2001 to October 1, 2003                                59,819          134,195
                                                                                             -------          -------
                  Total long-term debt and capital lease obligation                          461,352          472,398
           Less current maturities                                                           (92,342)        (133,340)
                                                                                             -------          -------
           Long-term portion                                                               $ 369,010        $ 339,058
                                                                                            ========        =========

      Annual principal payments on long-term debt and capital lease obligation are as follows:

             2000                                   $ 133,340
             2001                                     138,229
             2002                                     105,814
             2003                                      95,015
                                                    ---------

             Total                                  $ 472,398
                                                    =========



5.    COMMITMENTS

      The Company leases office space and certain equipment under noncancelable operating lease arrangements. The office space lease is subject to renewal upon its expiration in 2003. The total minimum rental commitment under these arrangements at December 31, 1999 is as follows:

             2000                                   $ 152,146
             2001                                     160,871
             2002                                     143,315
             2003                                     106,490
             2004                                      36,093
                                                     --------

             Total                                  $ 598,915
                                                    =========

      Rent expense was approximately $97,000 and $133,000 during 1998 and 1999 and is included in indirect expenses within the accompanying financial statements.


6.    INCOME TAXES

      The provision for income taxes at December 31, 1998 and 1999 is as follows:

                                          1998            1999

                                     $    35,175      $   12,858
                                          67,475         347,047
                                     -----------      ----------
             Current payable
             Deferred taxes          $   102,650      $  359,905
                                     ===========     ===========

             Total

      The tax effect of temporary differences giving rise to deferred income tax liabilities as of December 31, 1998 and 1999 are as follows:

                                                                                         1998            1999
           Differences between the accrual basis and cash basis of
             accounting related to certain assets and liabilities                    $ 213,098       $ 548,036
           Differences between book and tax bases of property
             and equipment                                                              10,623          18,233
                                                                                        -------        --------

      Deferred income tax liabilities, net                                            $ 223,721       $ 566,269
                                                                                      =========       =========

      The Company's effective income tax rate during 1998 and 1999 was higher than the statutory federal rate of 34%. The significant item that increased the Company's tax rate over the federal statutory rate is the effect of state income taxes.


7.    RELATED PARTY TRANSACTIONS

      As of December 31, 1998 and 1999, the Company has approximately $77,000 and $129,000 due from the majority stockholder and approximately $45,000 and $33,000 due from an entity controlled by a former stockholder included within accounts receivable. In addition, the Company has indebtedness of approximately $22,000 and $13,000 for a vehicle owned by the majority stockholder and indebtedness of approximately $325,000 and $269,000 for treasury stock purchased from a former stockholder that is included within long-term debt in the accompanying financial statements. Interest expense of approximately $25,000 and $21,000, respectively was incurred in connection with this related party indebtedness.


8.    EMPLOYEE BENEFIT PLAN

      The Company has a defined contribution plan (the "Plan") that provides retirement and other related benefits to eligible employees. Employees can make contributions up to a specified level. Company contributions to the Plan were approximately $30,000 and $36,000 for the years ended December 31, 1998 and 1999, respectively.


9.    SUBSEQUENT EVENT

      The stockholders of the Company have entered into an agreement with HLM Design, Inc. ("HLMD") whereby HLMD purchased all of the outstanding capital stock of the Company for $1.46 million in cash, promissory notes bearing interest at 7 percent in the aggregate amount of $2.0 million and an aggregate of 50,000 shares of HLMD common stock. The sale was finalized on April 29, 2000.


                                    ********